UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 19, 2008 (June 19, 2008)
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (IRS Employer Identification No.)

10370 Richmond Ave., Suite 600 Houston, TX (Address of principal executive offices)	77042 (Zip Code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items.
     On June 10, 2008, Grey Wolf, Inc. filed a joint proxy statement/prospectus for its special meeting of shareholders to vote on Grey Wolf’s pending merger agreement with Basic Energy Services, Inc. and Horsepower Holdings, Inc. The joint proxy statement/prospectus incorrectly indicated, as a result of the inclusion of treasury shares, that 198,166,463 shares of Grey Wolf common stock was issued and outstanding as of the record date for the special shareholders meeting. The correct number of shares of Grey Wolf common stock issued, outstanding and entitled to vote at the special meeting is 178,856,997, which number excludes 19,309,466 shares held in treasury which are not entitled to vote at the special meeting.
     This Current Report on Form 8-K is incorporated by reference into the joint proxy statement/prospectus and modifies the information included therein regarding the number of shares of Grey Wolf common stock outstanding as of the record date.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 19, 2008

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann,
Executive Vice President and Chief Financial Officer